Exhibit 10.4.2

ASSET CONTRIBUTION AND PURCHASE AGREEMENT
dated as of May 18, 2021
between
TRIP RAILCAR CO., LLC
and
TRIP RAIL HOLDINGS LLC

i

EXHIBITS

EXHIBIT A	Bill of Sale and Assignment and Assumption Agreement

ii

ASSET CONTRIBUTION AND PURCHASE AGREEMENT
This ASSET CONTRIBUTION AND PURCHASE AGREEMENT, dated as of May 18, 2021, is between TRIP RAILCAR CO., LLC, a Delaware limited liability company (the “Company”), and TRIP RAIL HOLDINGS LLC, a Delaware limited liability company (“TRIP Holdings”).
RECITALS
TRIP Holdings is the direct owner of 100% of the membership interests of the Company. TRIP Holdings desires to transfer and convey to the Company on the Transfer Date, and the Company desires to acquire from TRIP Holdings at such time, all of TRIP Holdings’ right, title and interest in certain Railcars (together with all assignable warranties, guaranties and Permits related thereto) and certain Leases, and all income, proceeds and reserves in connection therewith.
The Company will acquire ownership of such Railcars and such Leases from TRIP Holdings by paying the purchase price therefor (as set forth in Exhibit A to the Bill of Sale, the “Purchase Price”), to be funded through a combination of funds received through a borrowing under the Loan Agreement (as defined below), retained earnings (if any) then available to the Company for such purpose, and a capital contribution by TRIP to the Company.
The Company executed the Term Loan Agreement, dated as of the date hereof (as amended, supplemented, amended and restated, extended, renewed or otherwise modified from time to time, the “Loan Agreement”), among the Company, as the Borrower, TRIP Holdings, Trinity Industries Leasing Company (“TILC”), as Servicer, Credit Suisse AG, Cayman Islands Branch and the other committed lenders and the conduit lenders from time to time parties thereto, as Lenders, Credit Suisse AG, New York Branch, as Agent (in such capacity, the “Agent”), and U.S. Bank National Association, as collateral agent (together with its successor or successors in such capacity, the “Collateral Agent”) and Depositary (the “Depositary”), whereby the Lenders have agreed to advance to the Company certain amounts in order for the Company to make purchases hereunder. In connection with the financing of the Company’s purchase of certain Railcars and certain Leases under the Loan Agreement, the Company has executed and granted pursuant to a Security Agreement, dated as of the date hereof, a first priority Lien in such Railcars and such Leases and certain other Collateral (as defined in the Security Agreement). TRIP Holdings agrees that all representations, warranties, covenants and agreements made by TRIP Holdings herein shall be for the benefit of the Company, the Lenders, the Agent and the Collateral Agent.
NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements herein contained, the parties agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1 Definitions. Capitalized terms used in this Agreement but not defined herein shall have the meaning assigned to such terms in the Loan Agreement.

Otherwise, terms defined herein shall have the following meanings and the definitions of such terms shall be equally applicable to the singular and plural forms of such terms:
“Agreement” means this Asset Contribution and Purchase Agreement, including all exhibits and schedules hereto, as it may be supplemented by the Bill of Sale and otherwise as amended, supplemented, amended and restated or modified from time to time.
“Assumed Obligations” has the meaning set forth in Section 2.4.
“Bill of Sale” means the bill of sale and assignment and assumption agreement substantially in the form of Exhibit A duly executed and delivered by TRIP Holdings in connection with the Company’s acquisition of Railcars and Leases from TRIP Holdings, and incorporated herein upon delivery thereof.
“Company” has the meaning set forth in the preamble.
“Indemnified Liabilities” has the meaning set forth in Section 6.1.
“Indemnitees” has the meaning set forth in Section 6.1.
“Letter-of-Credit Right” means a Letter-of-Credit Right as defined in the Security Agreement.
“Loan Agreement” has the meaning set forth in the preamble.
“Material Adverse Effect” means (i) any material adverse effect upon the operations, business, properties, condition (financial or otherwise) or prospects of TRIP Holdings or the Company (after taking into account any applicable insurance and any applicable indemnification (to the extent the provider of such insurance or indemnification has the financial ability to support its obligations with respect thereto and is not disputing or refusing to acknowledge the same)), (ii) a material adverse effect on the ability of the Company or TRIP Holdings to consummate the transactions contemplated hereby to occur on the Transfer Date, (iii) a material impairment of the ability of TRIP Holdings to perform any of its obligations under this Agreement or any other TRIP Holdings Agreement or (iv) a material impairment of the rights and benefits of the Company under this Agreement or any other TRIP Holdings Agreement.
“Supporting Obligation” means a Letter-of-Credit Right, guarantee or other secondary obligation supporting, or any Lien securing, the payment or performance of one or more receivables, accounts, chattel paper, general intangibles, documents, instruments or investment property.
“TILC” has the meaning set forth in the preamble.
“Transfer Date” means the date on which Railcars or Leases are transferred by TRIP Holdings to the Company pursuant to the terms of this Agreement.
“Transfer Taxes” has the meaning set forth in Section 3.9.
“Transferred Assets” has the meaning set forth in Section 2.1.

“Transferred Leases” means the Leases listed on Exhibit B to the Bill of Sale delivered on the Transfer Date.
“Transferred Railcars” means the Railcars described in Exhibit A to the Bill of Sale delivered on the Transfer Date, together with any and all options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, indemnifications, guarantees and Permits in connection therewith.
“TRIP Holdings” has the meaning set forth in the preamble.
“TRIP Holdings Agreements” means this Agreement and the Bill of Sale.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
Section 1.2 UCC Terms. Unless otherwise defined herein or in the Loan Agreement or the context otherwise requires, uncapitalized terms used herein which are defined in the UCC have the respective meanings provided in the UCC.
Section 1.3 Interpretation. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Articles, Sections, clauses, Exhibits or Schedules shall refer to those portions of this Agreement, and any underscored references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs. The use of the terms “hereunder”, “hereof”, “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of or Exhibit or Schedule to this Agreement.
ARTICLE II
CONTRIBUTION OF ASSETS; SALE AND PURCHASE OF ASSETS; ASSUMPTION OF ASSUMED OBLIGATIONS
Section 2.1 Transferred Assets. Subject to the terms and conditions of this Agreement, on the Transfer Date, TRIP Holdings shall sell, contribute, assign, convey, transfer and deliver to the Company, and the Company shall receive, accept and take assignment and delivery of (i) Transferred Railcars and (ii) Transferred Leases, and any and all Supporting Obligations, income, proceeds, rent and reserves related thereto and all other amounts payable but not yet (as of the Transfer Date) received in connection therewith (including any and all income, rent and proceeds and all other such amounts due and owing but not yet received as of the Transfer Date (or which may become due and owing after the Transfer Date) whether or not relating to periods before or after the Transfer Date and all reserves, whether or not accrued to the Transfer Date) (collectively, the “Transferred Assets”).
Section 2.2 Consideration. On the Transfer Date, in exchange for the transfer and conveyance of the Transferred Assets by TRIP Holdings, the Company shall pay to TRIP Holdings the Purchase Price of such Transferred Assets (to consist of an amount equal to the fair market value of the related Railcars based on the Independent Appraisal) to be funded through a borrowing under the Loan Agreement (and, if available, from any retained earnings), and to the extent the Purchase Price is not paid in cash the remainder of the consideration in the amount of the Purchase Price for the Transferred Assets acquired by the Company from TRIP Holdings on such Transfer Date will be deemed to have been funded through capital contributed by TRIP to the Company.
Section 2.3 Agent to Hold Leases. Upon the Transfer Date, the Leases transferred on such date and related documentation shall be delivered by TRIP Holdings to TILC, as Servicer or its designee pursuant to the Loan Documents and shall be administered for the Company by TILC as Servicer under the Servicing Agreement, in each case subject to the security interest of the Collateral Agent for the benefit of the Lenders pursuant to the Security Agreement.
Section 2.4 Assumed Obligations. The Company shall assume, and agree to pay, perform, fulfill and discharge, the obligations of TRIP Holdings under each Transferred Lease (and each warranty, guarantee and Permit related to such Leases or the Railcars that are subject to such Leases) which are required to be performed, and which accrue, after the Transfer Date (but expressly excluded from such assumption and agreement are any and all liabilities and obligations of TRIP Holdings required to be paid or performed or arising prior to the Transfer Date), to the extent such Leases, warranties, guaranties and Permits, and all rights of TRIP Holdings thereunder, are effectively assigned to the Company pursuant to Sections 2.1 and 2.2 (the “Assumed Obligations”).
Section 2.5 TRIP Holdings Intent. It is the intention of TRIP Holdings that the transfer and assignment contemplated by this Agreement shall constitute a conveyance of ownership of the Transferred Assets from TRIP Holdings to the Company under applicable state law and that the beneficial interest in and title to the Transferred Assets shall not be part of TRIP Holdings’ estate in the event of the filing of a bankruptcy petition by or against TRIP Holdings under any bankruptcy law. In the event that, notwithstanding the intent of TRIP Holdings, the transfer and assignment contemplated hereby is held not to be a conveyance of ownership, (i) this Agreement shall constitute a grant of a security interest in the property referred to in this Section by TRIP Holdings for the benefit of the Company to secure the deemed repayment obligation associated with the deemed borrowing by TRIP Holdings in such circumstance and (ii) such grant of security shall continue without any interruption or limitation.
Section 2.6 Letter-of-Credit Rights. TRIP Holdings hereby assigns and conveys to the Company all of its beneficial interests in any letters of credit and all of its

Letter-of-Credit Rights relating to the Transferred Leases, whether now existing or created in the future and whether possessed by TRIP Holdings on the Transfer Date or acquired by TRIP Holdings at any time thereafter.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF TRIP HOLDINGS
TRIP Holdings hereby makes the following representations and warranties for the benefit of the Lenders, the Agent, the Collateral Agent and the Company. Such representations and warranties are made as of the Transfer Date, but shall survive such assignment, transfer and conveyance of the Transferred Assets to the Company and its successors and assigns.
Section 3.1 Organization and Good Standing. TRIP Holdings is a limited liability company, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has all limited liability company powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified as a foreign corporation, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers and in which the failure to so qualify or be licensed or be in good standing, as the case may be, in the aggregate, could have a Material Adverse Effect.
Section 3.2 Power; Authorization; Enforceable Obligations. TRIP Holdings has the limited liability company or other necessary power and authority, and the legal right to execute, deliver and perform this Agreement and each other TRIP Holdings Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and each other TRIP Holdings Agreement. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of TRIP Holdings in connection with the execution, delivery, performance, validity or enforceability of this Agreement and each other TRIP Holdings Agreement, except for (i) consents, authorizations, notices and filings disclosed in Schedule 5.02 to the Loan Agreement, all of which have been obtained or made and (ii) filings to perfect and maintain the perfection of Liens created by the Collateral Documents. Each TRIP Holdings Agreement has been duly executed and delivered on behalf of TRIP Holdings. Each TRIP Holdings Agreement constitutes a legal, valid and binding obligation of TRIP Holdings and is enforceable against TRIP Holdings in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles of general applicability (regardless of whether enforcement is sought by proceedings in equity or at law).
Section 3.3 No Conflicts. Neither the execution and delivery by TRIP Holdings of this Agreement or each other TRIP Holdings Agreement, nor the consummation of the transactions contemplated herein or therein, nor performance of and compliance with the terms and provisions hereof or thereof by TRIP Holdings, nor the exercise of remedies by the Company under this Agreement and each other TRIP

Holdings Agreement, will (i) violate or conflict with any provision of TRIP Holdings’ Organization Documents, (ii) violate, contravene or conflict with any Applicable Law, (iii) violate, contravene or conflict with any Contractual Obligation to which TRIP Holdings is a party or by which it may be bound, or (iv) result in or require the creation of any Lien upon or with respect to its properties (other than Liens created by the TRIP Holdings Agreements).
Section 3.4 No Litigation Pending. There are no proceedings pending or, to the knowledge of TRIP Holdings, threatened against TRIP Holdings in any court or before any Governmental Authority or arbitration board or tribunal which would affect adversely the ability of TRIP Holdings to perform its obligations under this Agreement or any other TRIP Holdings Agreement, nor is TRIP Holdings in default with respect to any order of any court or Governmental Authority or arbitration board or tribunal, the default under which would adversely affect the ability of TRIP Holdings to perform its obligations under or the enforcement ability of, this Agreement or any other TRIP Holdings Agreement.
Section 3.5 No Violation of Authority or Applicable Law. TRIP Holdings is not in violation of any term of any charter instrument, operating agreement or any other material agreement or instrument to which it is a party or by which it or its properties may be bound, except where non-compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. TRIP Holdings is in compliance with all Applicable Laws, ordinances, governmental rules and regulations to which it is subject, the failure to comply with which would have a material and adverse effect on its operations or condition, financial or otherwise, or would impair the ability of TRIP Holdings to perform its obligations under this Agreement or the other TRIP Holdings Agreements, and has obtained all licenses, permits, franchises and other governmental authorizations material to the conduct of its business.
Section 3.6 Bulk Sales Notice. TRIP Holdings has furnished all relevant parties with such notices required of it in a timely manner as are required under “bulk sale” laws of its state or any other relevant jurisdiction.
Section 3.7 Title. TRIP Holdings has conveyed to the Company good and marketable title to the Transferred Railcars and the Transferred Leases, free and clear of all Liens (other than Permitted Liens), and such conveyance is not void or voidable under any Applicable Law. All action necessary to convey to the Company all of TRIP Holdings’ right, title and interest in and to the Transferred Assets has been taken by TRIP Holdings. After and as of such conveyance, the Company shall be sole owner of such Railcars and Leases.
Section 3.8 Records. TRIP Holdings has caused its records to be marked to reflect the transfer of the Transferred Assets to the Company. TRIP Holdings has transferred the Transferred Assets to the Company which are intended to constitute sales, absolute assignments and conveyances of ownership thereof, such that such Railcars and related Leases would not be property of TRIP Holdings’ estate in the event of a bankruptcy of TRIP Holdings. The transfers are to be reflected on TRIP Holdings’ own balance sheet and other financial statements and/or internal records as transfers of ownership of such assts, consistent with GAAP (and for consolidated reporting purposes, TRIP Holdings’ financial statements will disclose, by footnote or otherwise, that ownership of such assets has been transferred to the Company). TRIP Holdings will respond to any third-party inquiry consistent with such characterization.
Section 3.9 Transfer Taxes. The sales, transfers, assignments and conveyances contemplated by this Agreement are not subject to and will not result in any tax, fee or governmental charge payable by TRIP Holdings to any governmental entity as a result of such event (“Transfer Taxes”) other than Transfer Taxes which have been or will be paid by TRIP Holdings as due. In the event that the Company receives actual notice of any Transfer Taxes arising out of such transfer, assignment and conveyance, on written demand by the Company, or upon TRIP Holdings’ otherwise being given notice thereof, TRIP Holdings shall pay, and otherwise indemnify and hold the Company, the Agent and the Lenders harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that the Company, the Agent and the Lenders shall have no obligation to pay such Transfer Taxes).
Section 3.10 No Restrictions on Transfer. On the Transfer Date, all Railcars listed on Exhibit A to the Bill of Sale are free and clear of any restrictions on the sale, assignment or transfer thereof by TRIP Holdings.
Section 3.11 Broker’s Fees. No broker’s or finder’s or placement fee or commission is payable with respect to the transactions contemplated by this Agreement.
Section 3.12 Railcars. As of the Transfer Date, each Transferred Railcar (A) conforms with the specifications contained in each applicable Independent Appraisal, (B) has a Fair Market Value which is equal to the amount set forth in the Funding Package, (C) is marked with the railroad equipment number (also known as the running number) as noted on Exhibit A of the Bill of Sale, (D) has not been refurbished, modified or substantially rebuilt, excluding normal repairs in the ordinary course of maintenance, (E) is in good order and repair, ordinary wear and tear excepted, (F) is in compliance with all Applicable Laws (including applicable Interchange Rules of the AAR) governing the use and maintenance thereof, (G) is in material compliance with manufacturer’s warranties (to the extent such warranties are or should be then available other than due to the passage of time), and (H) is an Eligible Railcar.
Section 3.13 Marks. The railcar identification marks listed on Exhibit A to the Bill of Sale for each Railcar listed therein are the Marks used on such Railcars as of the Transfer Date, and each such Mark (to the extent constituting a Trinity Mark) is as of the Transfer Date owned of record by the Marks Company.
Section 3.14 Event of Loss. As of the Transfer Date, TRIP Holdings has not received any notice of the occurrence of any Event of Loss, or any event which with the passage of time would constitute an Event of Loss, with respect to any Transferred Railcar.
Section 3.15 Solvency. (i) Transfers of Transferred Railcars and Transferred Leases hereunder are made in good faith and not with the intent to hinder, delay or defraud any entity to which TRIP Holdings is or shall become indebted; and (ii) as of the time of such transfer, TRIP Holdings is Solvent, and TRIP Holdings will not cease to be Solvent as the result of such transfer.

Section 3.16 Permits; etc. TRIP Holdings possesses all Permits, concessions and consents of or from all Governmental Authorities and agencies the absence of which in the aggregate would have a Material Adverse Effect.
Section 3.17 Leases. As of the Transfer Date,
(a)Each Transferred Lease provides for payment in Dollars.
(b)No default under any Transferred Lease has occurred which has been waived by any party thereto, and, to the best of TRIP Holdings’ knowledge, each party is in compliance with the terms of such Transferred Lease in all material respects.
(c)The Lessee under each Transferred Lease is (A) organized under the laws of the United States (or any state thereof or the District of Columbia), Canada (provincial or federal) or Mexico (state or federal) as a common carrier which is a “railroad” (as defined in the Bankruptcy Code), (B) a corporation, limited partnership or limited liability company (or analogous entity) organized under the laws of the United States (or any state thereof or the District of Columbia), Canada (provincial or federal) or Mexico (state or federal), or (C) a Lessee otherwise approved by the Agent in its sole discretion.
(d)All Applicable Laws in respect of each Transferred Lease have been complied with in all material respects and each Transferred Lease complies in all material respects with all Applicable Laws of the jurisdiction in which it was originated.
(e)Each Transferred Lease represents the legal, valid and binding obligation of the Lessee thereunder, enforceable against such Lessee in accordance with its terms (subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by equitable principles) and all parties to each Transferred Lease have the legal capacity to execute such Transferred Lease.
(f)Each Transferred Lease has not been satisfied, subordinated or rescinded and remains in full force and effect.
(g)No provision of any Transferred Lease has been waived, amended, or modified in any respect, except by instruments or documents, copies of which have been delivered to the Company and the Agent and, in any event, no Transferred Lease has been amended or modified since its origination to cure a non-payment thereunder, except as disclosed in accordance with Section 2.02(a) of the Loan Agreement.
(h)All payments under each Transferred Lease required to have been paid on or prior to the date hereof have been paid and the Lessee has not prepaid any payments for periods occurring after the date herein (except to the extent such amounts are being transferred to the Company hereunder).
(i)No proceedings or, to the best of TRIP Holdings’ knowledge, investigations, are pending, or have been threatened asserting the invalidity of any Transferred Lease, or seeking any determination or ruling that might adversely and materially affect the validity or enforceability of any Transferred Lease.

(j)No Transferred Lease requires the consent of a Lessee that has not been obtained on or prior to the Transfer Date or contains any other restriction relating to the transfer or assignment of such Transferred Lease so as to adversely affect or prohibit the assignment of such Transferred Lease as contemplated hereby.
(k)With respect to any Transferred Lease for which TRIP Holdings collects maintenance payments, TRIP Holdings is not in default under any agreement with the applicable maintenance provider or the applicable Lessee related to maintenance payments due and owing on the Transfer Date to the applicable maintenance provider or the applicable Lessee, as the case may be.
(l)Any guarantees required at the time of origination of a Transferred Lease remain in full force and effect.
(m)The transfer and assignment to the Company of each Transferred Lease and TRIP Holdings’ right, title and interest in and to the subject Transferred Railcars will not violate the terms or provisions of such Transferred Lease or any other agreement to which TRIP Holdings then is a party or by which it is bound.
(n)Each Transferred Lease was originated or acquired by TRIP Holdings in the ordinary course of business. The origination and collection practices used by TRIP Holdings with respect to each Transferred Lease have been legal in all respects except where the failure to do so would not result in a material adverse effect on the collectability of such Transferred Leases.
(o)The Company and the Agent have been notified in writing (which notice shall describe the terms of any purchase option under a Transferred Lease) at the time of delivery of the Request and Funding Package of any Transferred Leases that contain purchase options. No Transferred Lease has been originated in or is subject to the laws of any jurisdiction whose laws would make the assignment and transfer thereof pursuant to the terms hereof unlawful.
(p)The Lessee under each Transferred Lease has accepted the subject Transferred Railcars and, after reasonable opportunity to inspect and test, has not notified TRIP Holdings of any defects thereof.
(q)No event has occurred or act or thing has been done or omitted to be done by TRIP Holdings pursuant to which or as a result of which any Transferred Lease can be terminated or the obligations of any such party thereunder would be rendered invalid, illegal or unenforceable.
(r)TRIP Holdings has, or has caused to be, delivered to the Company (or to the Servicer) true and complete copies of each Transferred Lease and any and all material ancillary documents pertaining thereto (including, but not limited to, all amendments, consents and evidence of commencement dates and expiration dates).
(s)Each Transferred Lease is for the Railcars identified therein and each such Railcar is or will become, concurrently with such Transferred Lease, a Transferred Asset.

(t)Each Transferred Lease is on rental and other terms which are no different, taken as a whole, than those for similar railcars owned, leased or managed by TRIP Holdings. Each Transferred Lease is substantially in the form of Exhibit J-1, J-2, J-3 or J-4 to the Loan Agreement, unless otherwise noted in the Funding Package and approved by the Agent.
(u)Each Transferred Lease is an Eligible Lease.
(v)Any letter of credit or Letter-of-Credit Right relating to each Transferred Lease names TRIP Holdings as the beneficiary of such letter of credit or Letter-of-Credit Right.
(w)Each Committed Lease is the subject of a binding agreement to lease and will constitute an Eligible Lease upon execution thereof.
Section 3.18 Marks Company Interest. As of the Transfer Date, TRIP Holdings has caused the Marks Company Interests with respect to the Trinity Marks on each Transferred Railcar bearing a Trinity Mark to be issued to the Company by the Marks Company.
Section 3.19 No Adverse Selection. In selecting Railcars and Leases to be transferred hereunder, TRIP Holdings has not selected Railcars and Leases in such a way which could reasonably be expected to be adverse to the interests of the Company, the Agent or the Lenders.
Section 3.20 Full Disclosure. (a) TRIP Holdings is not aware of any facts pertaining to the Transferred Railcars or the Transferred Leases which could reasonably be expected to result in a Material Adverse Effect which have not been disclosed to the Company and the Agent by TRIP Holdings in writing.
(b)No representation or warranty of TRIP Holdings in this Agreement, nor any statement or certificate furnished or to be furnished to the Company pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.
ARTICLE IV
COVENANTS OF TRIP HOLDINGS
TRIP Holdings hereby covenants and agrees for the benefit of the Company, the Agent and the Lenders to perform each of the following covenants.
Section 4.1 Implementing Agreement. Subject to the terms and conditions hereof, TRIP Holdings shall take all action required of it to fulfill its obligations under the terms of this Agreement and shall otherwise use all commercially reasonable efforts to facilitate the consummation of the transactions contemplated hereby. Except as otherwise expressly permitted hereby, TRIP Holdings agrees that it will not take any action that would have the effect of preventing or impairing TRIP Holdings’ performance of its obligations under this Agreement.

Section 4.2 Consents and Approvals. TRIP Holdings shall obtain all consents, approvals, certificates and other documents required in connection with the performance by it of its obligations under this Agreement and the other TRIP Holdings Agreements and the consummation by it of the transactions contemplated hereby and thereby, including all such consents and approvals required in connection with any of the Transferred Leases and Permits. TRIP Holdings shall make, or cause to be made, all filings, notices, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the Transfer Date by or on behalf of TRIP Holdings or any of its Affiliates pursuant to any Applicable Law or Transferred Lease in connection with this Agreement and the other TRIP Holdings Agreements and the transactions contemplated hereby and thereby and shall cooperate with the Company in making all such filings, notices, applications, statements and reports that are required to be made prior to the Transfer Date by or on behalf of the Company or any of its Affiliates pursuant to any Applicable Law in connection with this Agreement and the other TRIP Holdings Agreements and the transactions contemplated hereby and thereby.
Section 4.3 Notification of Breach. TRIP Holdings will advise the Company and the Agent promptly, in reasonable detail, upon discovery of the occurrence of any breach by TRIP Holdings of any of its representations, warranties and covenants contained herein.
Section 4.4 Taxes. TRIP Holdings shall promptly pay all Taxes required to be paid in connection with the sale and transfer of the Transferred Railcars and acknowledges that the Company shall have no responsibility with respect thereto. TRIP Holdings shall promptly pay and discharge, or cause the payment and discharge of, all federal income taxes and other material taxes of TRIP Holdings which could leave a Lien on the Transferred Railcars when due and payable by TRIP Holdings, except such as may be contested in good faith by appropriate proceedings and for which an adequate reserve has been established and is maintained in accordance with GAAP. TRIP Holdings shall promptly notify the Agent and the Lenders of any material challenge, contest or proceeding pending by or against TRIP Holdings before any taxing authority.
Section 4.5 Property Tax Reimbursement. TRIP Holdings shall reimburse Company for property Taxes paid or to be paid by the Company for any period arising out of ownership of the Transferred Railcars prior to the Transfer Date. TRIP Holdings shall make such reimbursement promptly upon payment by the Company of such Taxes.
Section 4.6 Notice and Acknowledgments. TRIP Holdings will (i) upon the effectiveness of the Depository Agreement and establishment of the Collection Account thereunder as contemplated in Section 6.13 of the Loan Agreement, and thereafter on or prior to the Transfer Date with respect to each Transferred Lease, notify the applicable Lessee that all payments thereunder shall thereafter be made to the Collection Account and (ii) on or prior to the Transfer Date with respect to each Transferred Lease, deliver to the Agent executed and undated notices of assignment in the form attached as Schedule E-4 to the Loan Agreement.

Section 4.7 Transfer of Transferred Assets. TRIP Holdings understands that the Company intends to convey the Transferred Assets and its rights under this Agreement to the Agent on behalf of the Lenders pursuant to the Security Agreement. TRIP Holdings agrees that any such assignee of the Company may exercise the rights of the Company hereunder and shall be entitled to all of the benefits of the Company hereunder to the extent provided for in such assignment.
Section 4.8 No Bankruptcy Petition Against the Company. TRIP Holdings will not, prior to the date that is one year and one day after the payment in full of all amounts owing pursuant to the Transaction Documents, institute against the Company, or join any other Person in instituting against the Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of any applicable jurisdiction. This Section 4.8 shall survive the termination of this Agreement.
Section 4.9 Substantive Consolidation. TRIP Holdings will be operated in such a manner so that it would not be substantively consolidated with the Company, so that the separate existences of TRIP Holdings and the Company would not be disregarded in the event of a bankruptcy or insolvency of TRIP Holdings, and in such regard, among other things:
(a)TRIP Holdings will not be involved in the day-to-day management of the Company (although officers or employees of TRIP Holdings or its parent may serve as officers and/or directors of the Company);
(b)TRIP Holdings will maintain separate corporate records and books of account from the Company and otherwise will observe corporate formalities;
(c)TRIP Holdings will maintain its assets separately from the assets of the Company (including through the maintenance of a separate bank account), and TRIP Holdings’ assets, and records relating thereto, have not been, are not and will not be, commingled with those of the Company (except as may occur as a result of misdirected payments by Lessees);
(d)all of TRIP Holdings’ business correspondence and other communications will be conducted in TRIP Holdings’ own name and on its own respective stationery;
(e)TRIP Holdings will not act as an agent for the Company (except to the extent contemplated in the Transaction Documents);
(f)TRIP Holdings will not conduct any of the business of the Company in TRIP Holdings’ name;
(g)TRIP Holdings will not pay any liabilities of the Company, with the exception of certain fees prior to the Closing Date and as otherwise expressly provided in the Transaction Documents;
(h)TRIP Holdings will maintain an arm’s-length relationship with the Company;

(i)TRIP Holdings will not assume or guarantee or become obligated for the debts of the Company or hold out its credit as being available to satisfy the obligations of the Company;
(j)TRIP Holdings will not acquire obligations of the Company;
(k)TRIP Holdings will allocate fairly and reasonably overhead or other expenses that are properly shared with the Company, including without limitation, shared office space;
(l)TRIP Holdings will identify and hold itself out as a separate and distinct entity from the Company;
(m)TRIP Holdings will correct any known misunderstanding regarding its separate identity from the Company;
(n)TRIP Holdings will not identify the Company as a division or part of itself;
(o)TRIP Holdings will not enter into, or be a party to, any other transactions with the Company except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party; and
(p)TRIP Holdings will not pay the salaries of the Company employees, if any.
Section 4.10 [Reserved].
Section 4.11 TRIP Holdings Purchase Obligation. Without limiting its rights to indemnification pursuant to Section 6.1, the Company shall have the right, at any time, to require TRIP Holdings to purchase any particular Transferred Railcars and the Transferred Leases effected hereunder if, as of the Transfer Date, any of TRIP Holdings’ representations, warranties, covenants or agreements contained in Article III with respect to the Transferred Railcars or the Transferred Leases are untrue or unperformed in any material respect (the “TRIP Purchase Obligation”). The TRIP Purchase Obligation may also be exercised by the Agent. Within thirty (30) days following notice by the Company or the Agent of its exercise of the TRIP Purchase Obligation under this Section 4.11, TRIP shall acquire the Transferred Assets subject of such TRIP Purchase Obligation from the Company for a purchase price equal to the Depreciated Appraised Value of such Transferred Assets, plus all costs and expenses, including, without limitation, interest, fees, and counsel expenses, incurred by the Company in connection with such Transferred Assets, by wire transfer in immediately available funds to the Collection Account and, upon receipt of such amounts in the Collection Account, the Company will transfer to TRIP the applicable Transferred Assets.
ARTICLE V
EFFECTIVENESS; DELIVERABLES

Section 5.1 Effectiveness. The effectiveness of this Agreement is contingent upon each of the representations and warranties contained herein being true and correct and the satisfaction of the conditions set forth in Section 4.01 of the Loan Agreement or the waiver thereof by the Lenders.
Section 5.2 Deliverables. On the Transfer Date, TRIP Holdings shall deliver to the Company:
(a)a Bill of Sale covering each Transferred Railcar and each Transferred Lease;
(b)other instruments of transfer reasonably required by the Company to evidence the transfer of the Transferred Assets to the Company, duly executed by TRIP Holdings; and
(c)such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to consummate the transactions contemplated by this Agreement and the other TRIP Holdings Agreements, including, without limitation, such documents and instruments as may be required to be delivered to the Agent, the Lender or any designee thereof.
ARTICLE VI
INDEMNIFICATION
Section 6.1 Indemnification. Whether or not the transactions contemplated hereby are consummated, TRIP Holdings agrees to indemnify, save and hold harmless the Company, the Agent, the Collateral Agent, each Lender, each Protected Party and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against (and without duplication of amounts payable or the provisions which relate to such payment under the other provisions of the other TRIP Holdings Agreements): (i) any breach of or inaccuracy in any representation or covenant made by TRIP Holdings in this Agreement or any other TRIP Holdings Agreement or in any certificate delivered pursuant thereto; (ii) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against TRIP Holdings, any Affiliate of TRIP Holdings or any of their respective officers or directors; (iii) any and all claims, demands, actions or causes of action that may at any time (including at any time following the effectiveness of this Agreement) be asserted or imposed against any Indemnitee, arising out of or relating to, any TRIP Holdings Agreement, any document contemplated hereby or thereby and payments made pursuant hereto or thereto or any transaction contemplated hereby or thereby or the exercise of rights and remedies hereunder or thereunder, any breach by TRIP Holdings of any TRIP Holdings Agreement, or the relationship of TRIP Holdings and the Company under this Agreement or any other TRIP Holdings Agreement; (iv) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in clause (ii) or (iii) above; (v) any Environmental Liability relating to any Transferred Railcar or the use, operation or ownership thereof, whether by any Facility Party, any Lessee or any other Person; and

(vi) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including fees and disbursements of counsel) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action, or Proceeding (all the foregoing, collectively, the “Indemnified Liabilities”). THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY INDEMNITEE; provided that no Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence or willful misconduct; provided further, that no Indemnitee shall be entitled to indemnification for any claim arising solely out of (i) the bankruptcy, insolvency or other financial inability of one or more Lessees to make payments under a related Lease or (ii) the decline in market value of a Transferred Railcar, to the extent not attributable to the failure of a Facility Party to perform an obligation with respect to such Transferred Railcar under a Transaction Document. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 6.1 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by TRIP Holdings, its directors, shareholders or creditors or an Indemnitee or any other Person or any Indemnitee is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. TRIP Holdings agrees not to assert any claim against the Company, the Agent, the Collateral Agent, any of the Lenders, any of their respective Affiliates or any of their respective directors, officers, employees, attorneys, agents and advisers, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Agreement or any other TRIP Holdings Agreement, any of the transactions contemplated herein or therein. Without prejudice to the survival of any other agreement of TRIP Holdings hereunder and under the other TRIP Holdings Agreements, the agreements and obligations of TRIP Holdings contained in this Section 6.1 shall survive the termination of this Agreement and the other TRIP Holdings Agreements.
TRIP Holdings shall, no later than 10 days following demand, reimburse any Indemnitee for any Indemnified Liability referred to above or, upon request from any Indemnitee, shall pay such amounts directly. Any payment made to or on behalf of any Indemnitee pursuant to this Section 6.1 shall be adjusted to such amount as will, after taking into account all Taxes imposed with respect to the accrual or receipt of such payment (as the same may be increased pursuant to this sentence), equal the amount of the payment. To the extent that TRIP Holdings in fact indemnifies any Indemnitee pursuant to the provisions of this Section 6.1 (other than in respect of Taxes), TRIP Holdings shall be subrogated to such Indemnitee’s rights in the affected transaction and shall have a right to determine the settlement of claims therein.
If a claim of the type described above is made against an Indemnitee and such Indemnitee has notice thereof, such Indemnitee shall promptly, upon receiving such notice, give notice of such claim to TRIP Holdings; provided that the failure to provide such notice shall not release TRIP Holdings from any of its obligations hereunder except if and to the extent that such failure results in an increase TRIP Holdings’ indemnification obligations hereunder. TRIP Holdings shall be entitled, in each case at its sole cost and expense, acting through counsel reasonably acceptable to the relevant Indemnitee: (i) in any judicial or administrative proceeding that involves solely a claim of the type described above, to assume responsibility for and control thereof, (ii) in any judicial or administrative proceeding involving a claim of the type described above and other claims related or unrelated to the transactions contemplated by this Agreement or TRIP Holdings Agreement (other than with respect to Taxes), to assume responsibility for and control of such claim, to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use its best efforts to obtain such severance), and (iii) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee. Notwithstanding anything in the foregoing to the contrary, TRIP Holdings shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings: (A) while a Default or Event of Default shall have occurred and be continuing; (B) if such proceedings will involve any risk of criminal liability or a material risk of the sale, forfeiture or loss of any part of the Collateral; or (C) to the extent that the Indemnitee has defenses available to it which are not available to TRIP Holdings and allowing TRIP Holdings to assert such defenses will be prejudicial to the interests of such Indemnitee; provided that the limitation on TRIP Holdings’ ability to control such judicial or administrative proceeding shall apply only to those aspects of such proceeding which address issues with respect to which such defenses are available.
The relevant Indemnitee shall supply TRIP Holdings with such information reasonably requested by TRIP Holdings as is necessary or advisable for TRIP Holdings to control or participate in any proceeding to the extent permitted by this Section 6.1. Such Indemnitee shall not enter into a settlement or other compromise with respect to any covered claim without the prior written consent of TRIP Holdings, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be protected with respect to such covered claim.
Section 6.2 Right of Set Off. To the extent an Indemnified Party is entitled to indemnification hereunder, if the Indemnifying Party fails or refuse to promptly indemnify such Indemnified Party as provided herein then, in addition to any other rights or remedies available to the Indemnified Party, the Indemnified Party may offset the full amount to which the Indemnified Party is entitled against any payment or payments, if any, owed to the Indemnifying Party or its Affiliates pursuant to this Agreement.
ARTICLE VII
MISCELLANEOUS
Section 7.1 Expenses. TRIP Holdings shall pay on demand all out-of-pocket expenses incurred by the Company, the Agent (and its Affiliates), the Collateral Agent and the Lenders (including, without limitation, all reasonable attorneys’ fees and expenses of the Agent and the Lenders): (i) in connection with the preparation, execution, delivery, administration, modification and amendment of the TRIP Holdings Agreements including, without limitation, (A) due diligence, transportation, computer, duplication, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Company, the Agent and the Lenders with respect thereto, with respect to advising the Company, the Agent and the Lenders as to their rights and responsibilities, or the perfection, protection or preservation of rights and interests, under the TRIP Holdings Agreements and Transferred Leases and (ii) in connection with any amendment, refinancing, modification, supplement, or waiver under this Agreement or any of the other TRIP Holdings Agreements whether or not such amendment, refinancing, modification, supplement, interpretation or waiver is obtained or becomes effective.
In addition, TRIP shall pay on demand all reasonable out of pocket expenses (including, without limitation, reasonable attorneys’ fees and expenses and fees and expenses of any expert witnesses) incurred by the Company, the Agent and the Lenders in connection with the enforcement and protection of the rights of the Company, the Agent, the Collateral Agent and the Lenders under any of the TRIP Holdings Agreements and any amendments thereto and waivers thereof and any default by TRIP Holdings hereunder, including without limitation, the performance by the Company or the Agent of any act TRIP Holdings has covenanted to do under the TRIP Holdings Agreements to the extent TRIP Holdings fails to comply with any such covenant.
Unless specifically otherwise provided in the Loan Agreement, TRIP Holdings shall pay the costs and expenses of all Independent Appraisals.
Section 7.2 Notices and Other Communications. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be given in accordance with Section 11.01 of the Loan Agreement.
Section 7.3 Effectiveness of Electronic Documents and Signatures. This Agreement may be transmitted and/or signed by facsimile or e-mail. The effectiveness of any such documents and signatures shall, subject to requirements of Applicable Law, have the same force and effect as manually-signed originals and shall be binding on TRIP Holdings and the Company.
Section 7.4 Effect of Investigation. Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of the Company shall not limit, qualify, modify or amend the representations, warranties or covenants of, or indemnities by, TRIP Holdings made or undertaken pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by the Company.
Section 7.5 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.
Section 7.6 Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by the Company and TRIP Holdings, and approved by the Agent (acting at the direction of the Required Lenders).

Section 7.7 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no assignment of any rights or obligations shall be made by TRIP Holdings without the written consent of the Company and the Agent (acting at the direction of the Required Lenders) or, except pursuant to the Security Agreement and the other Loan Documents, by the Company without the written consent of TRIP Holdings and the Agent (acting at the direction of the Required Lenders).
Section 7.8 Assignment to Collateral Agent. It is understood that this Agreement and all rights of the Company hereunder will be collaterally assigned by the Company to the Collateral Agent for the benefit of the Protected Parties as provided in the Loan Documents. TRIP Holdings expressly agrees to such assignment and agrees that all of its duties, obligations, representations and warranties hereunder shall be for the benefit of, and, subject to the terms of the Loan Documents, may be enforced by, the Collateral Agent and any successor to or assignee of the rights of any thereof under the Loan Documents.
Section 7.9 Further Assurances. Upon the reasonable request of the Company, TRIP Holdings will on and after the Transfer Date execute and deliver to the Company such other documents, releases, assignments and other instruments and do all other things as may be required to effectuate completely the transfer and assignment to the Company of, and to vest fully in the Company title to, each of the Transferred Assets, and to otherwise carry out the purposes of this Agreement.
Section 7.10 Severability. Any provision of this Agreement and the other TRIP Holdings Agreements is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 7.11 Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available under Applicable Law, in equity or otherwise.
Section 7.12 Entire Understanding. This Agreement set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof.
Section 7.13 Headings. The headings of the articles, sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
Section 7.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

Section 7.15 Survival of Representations and Warranties. All representations and warranties made hereunder or in any other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Company, regardless of any investigation made by the Company or on its behalf and notwithstanding that the Company may have had notice or knowledge of any default at the time of any transfer or conveyance hereunder or under the Bill of Sale.
Section 7.16 Governing Law; Submission to Jurisdiction. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, TRIP Holdings hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. TRIP Holdings irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.
Section 7.17 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO OR TO THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

TRIP RAILCAR CO., LLC

By: TRIP RAIL HOLDINGS LLC, its sole equity member and manager, by TRINITY INDUSTRIES LEASING COMPANY, its agent

By: /s/ Sara E. McCoy
Name: Sara E. McCoy
Title: Senior Vice President and Managing Director

TRIP Rail Holdings LLC by: TRINITY INDUSTRIES LEASING COMPANY, its agent By: /s/ Sara E. McCoy Name: Sara E. McCoy Title: Senior Vice President and Managing Director